Exhibit 99.1
At the Company:
Akorn, Inc.
Arthur S. Przybyl, President and CEO
Jeffrey A. Whitnell, CFO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn Reports Second Quarter 2007 Financial Results
Buffalo Grove, IL, July 30, 2007 — Akorn, Inc. (NASDAQ: AKRX) a specialty pharmaceutical company, today reported financial results for the second quarter ended June 30, 2007.
Total revenue for the second quarter 2007 was $11.6 million as compared to $12.5 million in the second quarter 2006. Gross profit for the second quarter 2007 was $2.9 million as compared to $5.0 million in the second quarter 2006. The decline in second quarter 2007 revenue and gross profit versus the comparative prior year period is primarily due to customer backorders for IC-Green, which totaled $2.5 million as of June 30, 2007.
The net loss available to common stockholders for the second quarter 2007 was $4.6 million or $0.05 per fully diluted share vs. a net loss available to common stockholders of $2.2 million in the second quarter 2006 or $0.03 per fully diluted share. As of June 30, 2007, the Company had cash and cash equivalents equal to $12.9 million.
Highlights for the Second Quarter 2007:
•	New Product Development:
•	April 5, 2007: Akorn announced the appointment of Shawn L. Silvestri, Ph.D. as Vice President, New Product Development. Dr. Silvestri is responsible for transitioning our product development efforts from our manufacturing site locations to a centralized Center for Excellence near our corporate headquarters. The Company’s objective is to file at least 12 internally developed ANDA’s per year.
•	Biologics and Vaccines Business Segment:
•	May 22, 2007: Akorn announced the appointment of Douglas R. Pinnell as Vice President, Vaccine Sales. Mr. Pinnell is responsible for the September 2007 product launch of our Tetanus Diphtheria Vaccine.

•	Hospital Drugs and Injectables Business Segment:
•	June 8, 2007: Akorn announced the expansion of its business partnership with Natco Pharma Limited by adding two injectable ANDA anti-cancer drug products to their API Supply and Margin Sharing Agreement.

•	June 21, 2007: Akorn announced the signing of an exclusive drug development and supply agreement with Cipla, Ltd. for an oral ANDA drug product for the prevention of organ transplant rejection.

•	July 17, 2007: Akorn announced the signing of an exclusive development and supply agreement with Haemonetics Corporation for three premix drug products. Premix medications are ready to use intravenous drug products which eliminate drug compounding steps in the pharmacy or point of care.

•	July 17, 2007: Akorn-Strides, LLC announced its first ANDA approval for Ketorolac Tromethamine Injection USP, 15 mg/mL and 30 mg/mL.

•	July 19, 2007: Akorn announced the signing of an exclusive drug development and supply agreement with Cipla, Ltd. for an injectable ANDA drug product for the prevention of organ transplant rejection.
•	Ophthalmic Business Segment:
•	June 29, 2007: Akorn announced the filing of NDA 22-221 for Akten® Ophthalmic Gel 3.5%, a topical anesthetic formulation. Akten® is a novel, unit dose, preservative free gel formulation intended to be used in any ocular procedure that requires a topical anesthetic agent.
Arthur S. Przybyl, President and Chief Executive Officer stated, “Over the last several quarters, we have built an infrastructure that will allow us to achieve our short term and long term objectives. We have a strong balance sheet and are a debt-free company. We have invested in product development efforts, both internally and externally with our fourteen business development partnerships, and are now poised to capitalize on these strategic investments.
Our opportunity for growth is represented by three near-term product launches:
· Akten®, our filed opththalmic NDA awaiting a PDUFA date
· Oral Vancomycin, on schedule for an ANDA approval in 2007
· Tetanus Diphtheria Vaccine to be launched September 2007
In the third quarter 2007, our expectation is to increase quarterly revenues by at least 50% as compared to the current quarter. This is based on the re-launch of IC-Green™, which requires us to successfully pass a pre-approval inspection at our Decatur manufacturing facility, the commercial launch of Tetanus Diphtheria Vaccine, and the launch of our Advanced Vision Research contract manufacturing agreement for TheraTears®.”

About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.
Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.
Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.
Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Such factors include, but are not limited to, risks and uncertainties relating to the resolution of the FDA compliance issues at our Decatur, Illinois manufacturing facility. Other factors besides those listed there could also adversely affect our results.

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS

	JUNE 30,	DECEMBER 31,
	2007	2006
	(UNAUDITED)	(AUDITED)
ASSETS CURRENT ASSETS
Cash and cash equivalents	$12,885	$21,818
Trade accounts receivable (less allowance for doubtful accounts of $1 and $3, respectively)	1,987	4,781
Inventories	15,897	11,734
Prepaid expenses and other current assets	881	1,321

TOTAL CURRENT ASSETS	31,650	39,654
PROPERTY, PLANT AND EQUIPMENT, NET	32,956	33,486
OTHER LONG-TERM ASSETS
Intangibles, net	8,198	8,825
Other	103	118

TOTAL OTHER LONG-TERM ASSETS	8,301	8,943

TOTAL ASSETS	$72,907	$82,083

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current installments of debt	$408	$394
Trade accounts payable	3,827	4,719
Accrued compensation	726	1,849
Customer accrued liabilities	253	391
Accrued expenses and other liabilities	963	2,900

TOTAL CURRENT LIABILITIES	6,177	10,253
LONG-TERM LIABILITIES
Long-term debt, less current installments	—	208
Product warranty	1,308	1,308

TOTAL LONG-TERM LIABILITIES	1,308	1,516

TOTAL LIABILITIES	7,485	11,769

SHAREHOLDERS’ EQUITY
Common stock, no par value — 150,000,000 shares authorized; 87,579,283 and 85,990,964 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	156,877	150,250
Warrants to acquire common stock	2,820	4,862
Accumulated deficit	(94,275)	(84,798)

TOTAL SHAREHOLDERS’ EQUITY	65,422	70,314

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$72,907	$82,083

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,}
	2007	2006	2007	2006
Revenues	$11,638	$12,475	$23,373	$42,205
Cost of sales	8 ,752	7,520	17,998	25,517

GROSS PROFIT	2 ,886	4,955	5,375	16,688
Selling, general and administrative expenses	5 ,189	4,669	10,431	9,153
Amortization and write-down of intangibles	3 39	350	677	701
Research and development expenses	2,161	2,121	4,172	4,166

TOTAL OPERATING EXPENSES	7 ,689	7,140	15,280	14,020

OPERATING (LOSS) / INCOME	(4,803)	(2,185)	(9,905)	2,668
Interest income/(expense) — net	1 69	234	428	(1,085)
Debt Retirement Expense	—	—	—	(391)
Other Income/(Expense)	1	(12)	1	(29)

(LOSS)/INCOME BEFORE INCOME TAXES	(4,634)	(1,963)	(9,476)	1,163
Income tax provision	1	—	1	—

NET (LOSS)/INCOME	(4,634)	(1,963)	(9,477)	1,163
Preferred stock dividends and adjustments	—	(234)	—	(560)

NET (LOSS)/INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(4,634)	$(2,197)	$(9,477)	$603

NET (LOSS)/INCOME PER SHARE:
BASIC	$(0.05)	$(0.03)	$(0.11)	$0.01

DILUTED	$(0.05)	$(0.03)	$(0.11)	$0.01

SHARES USED IN COMPUTING NET (LOSS)/INCOME PER SHARE:
BASIC	86,982	74,853	86,619	68,321

DILUTED	86,982	74,853	86,619	76,481

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS
(UNAUDITED)

	SIX MONTHS
	ENDED JUNE 30
	2007	2006
OPERATING ACTIVITIES
Net (loss) / income	$(9,477)	$1,163
Adjustments to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	2,188	1,645
Amortization of debt discounts	—	1,059
Non-cash stock compensation expense	1,877	978
Changes in operating assets and liabilities:
Trade accounts receivable	2,794	(1,765)
Inventories	(4,163)	(691)
Prepaid expenses and other current assets	455	(363)
Trade accounts payable	(892)	(314)
Product warranty	—	1,159
Accrued customer liability	(138)	197
Accrued expenses and other liabilities	(3,060)	(1,039)

NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES	(10,416)	2,029
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(981)	(1,388)
Purchase of intangible assets	(50)	—

NET CASH USED IN INVESTING ACTIVITIES	(1,031)	(1,388)
FINANCING ACTIVITIES (See Note 1 below)
Repayment of long-term debt	(194)	(2,917)
Proceeds from common stock and warrant offering	—	18,078
Proceeds from warrants exercised	2,492	888
Proceeds under stock option and stock purchase plans	216	300

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,514	16,349
(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(8,933)	16,990
Cash and cash equivalents at beginning of period	21,818	791

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,885	$17,781

Amount paid for interest	$25	$561
Amount paid for income taxes	$3	$2